[LOGO]

                                  ROLLINS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                2170 Piedmont Road, N.E., Atlanta, Georgia 30324



TO THE HOLDERS OF THE COMMON STOCK:

         PLEASE TAKE NOTICE that the 2002 Annual Meeting of Stockholders of Rollins, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices located at 2170 Piedmont Road, N.E., Atlanta, Georgia on Tuesday, April 23, 2002, at 9:40 A.M., or any adjournment thereof, for the following purposes:

         (a) To elect two Class I directors and one Class II director to the Board of Directors;

         (b) To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Proxy Statement dated March 18, 2002, is attached.

         The Board of Directors has fixed the close of business on February 26, 2002, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

         Stockholders who do not expect to be present at the meeting are urged to complete, date, sign, and return the enclosed proxy. No postage is required if the enclosed envelope is used and mailed in the United States.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           [SIG]

                                           Michael W. Knottek, Secretary

Atlanta, Georgia
March 18, 2002

                                 PROXY STATEMENT

         This Proxy Statement and a form of proxy were first mailed to stockholders on or about March 22, 2002. The following information concerning the enclosed proxy and the matters to be acted upon at the Annual Meeting of Stockholders to be held on April 23, 2002, is submitted by the Company to the stockholders for their information.

                    SOLICITATION OF AND POWER TO REVOKE PROXY

         A form of proxy is enclosed. Each proxy submitted will be voted as directed, but if not otherwise specified, proxies solicited by the Board of Directors of the Company will be voted in favor of the candidates for election to the Board of Directors.

         A stockholder executing and delivering a proxy has power to revoke the same and the authority thereby given at any time prior to the exercise of such authority, if he so elects, by contacting either proxy holder.

                                  CAPITAL STOCK

         The outstanding capital stock of the Company on February 26, 2002 consisted of 30,160,062 shares of Common Stock, par value $1.00 per share. Holders of Common Stock are entitled to one vote (non-cumulative) for each share of such stock registered in their respective names at the close of business on February 26, 2002, the record date for determining stockholders entitled to notice of and to vote at the meeting or any adjournment thereof.

         A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. In accordance with General Corporation Law of the state of Delaware, the election of the nominees named herein as Directors will require the affirmative vote of a plurality of the votes cast by the shares of Company Common Stock entitled to vote in the election provided that a quorum is present at the Annual Meeting. In the case of a plurality vote requirement (as in the election of directors), where no particular percentage vote is required, the outcome is solely a matter of comparing the number of votes cast for each nominee, and hence only votes for director nominees (and not abstentions or broker non-votes) are relevant to the outcome.

         The names of the executives named in the Summary Compensation Table and the name and address of each stockholder who owned beneficially five percent (5%) or more of the shares of Common Stock of the Company on February 26, 2002, together with the number of shares so owned and the percentage of outstanding shares that ownership represents, and information as to Common Stock ownership of the executive officers and directors of the Company as a group (according to information received by the Company) is set out below:

                                                                                           Amount               Percent of
                                                                                       Beneficially            Outstanding
Name and Address of Beneficial Owner                                                     Owned (1)                Shares
------------------------------------                                                    -----------            ------------
R. Randall Rollins..................................................................     13,169,368 (2)             43.7
Chairman of the Board
2170 Piedmont Road, N.E.
Atlanta, Georgia

Gary W. Rollins.....................................................................     13,740,584 (3)             45.6
Chief Executive Officer, President
and Chief Operating Officer
2170 Piedmont Road, N.E.
Atlanta, Georgia

                                                                                           Amount               Percent of
                                                                                       Beneficially            Outstanding
Name and Address of Beneficial Owner                                                     Owned (1)                Shares
------------------------------------                                                    -----------            ------------
Mario Gabelli.......................................................................      6,325,415 (4)             21.0
One Corporate Center
Rye, New York 10020
Michael W. Knottek                                                                          934,022 (5)              3.1
Vice President and Secretary

Harry J. Cynkus.....................................................................         20,016 (6)              ---
Chief Financial Officer and Treasurer

Glen Rollins........................................................................        215,453 (7)              ---
Executive Vice President

All Directors and Executive Officers as a group (9 persons).........................     16,035,143 (8)             53.2

-----------
(1) Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

(2) Includes 167,372 shares of the Company held as Trustee, Guardian, or Custodian for his children. Also includes 2,079,700 shares of the Company held in five trusts of which he is a Co-Trustee and as to which he shares voting and investment power. Does not include 62,520* shares of the Company held by his wife. Also includes 10,419,000 shares owned by LOR, Inc. Mr. Rollins is an officer, director and stockholder of LOR, Inc. Also includes 432,000 shares owned by The Rollins Holding Company. Mr. Rollins is an officer, director and stockholder of Rollins Holding Company, Inc. Also includes 50,010 shares owned by the RWR Investment Partnership, a Georgia limited partnership, of which Mr. Rollins is the sole general partner. Also includes 1,451 shares of 401(k) stock.

(3) Includes 377,252 shares of the Company held as Custodian for the grandchildren of his brother, R. Randall Rollins, and 2,046,100 shares of the Company in five trusts of which he is Co-Trustee and as to which he shares voting and investment power. Does not include 69,186* shares of the Company held by his wife. Also includes 10,419,000 shares owned by LOR, Inc. Mr. Rollins is an officer, director and stockholder of LOR, Inc. Also includes 432,000 shares owned by The Rollins Holding Company. Mr. Rollins is an officer, director and stockholder of Rollins Holding Company, Inc. Also includes 13,512 shares of 401(k) stock.

 (4) Based upon information received by the Company, an aggregate of 6,325,415 shares of Company Common Stock are beneficially owned by Mario Gabelli and entities controlled directly or indirectly by Mario Gabelli as follows: GAMCO Investors, Inc., 4,554,915 shares; Gabelli Funds, L.L.C., 1,776,500 shares; and Mr. Mario Gabelli, 4,000 shares. GAMCO Investors, Inc. does not have authority to vote 148,500 shares of the total 4,554,915 held. Several of these entities share voting and disposition powers with respect to the shares of Company Common Stock held by them.

(5) Includes options to purchase 61,200 shares, which are currently exercisable or will become exercisable within 60 days of the date hereof. This excludes options to purchase 45,800 shares that are not currently exercisable and will not become exercisable within 60 days of the date hereof. Also includes 872,322 shares held by the Rollins 401(k) Plan as to which Mr. Knottek has voting power, which includes 657 shares of 401(k) stock held by him directly.

(6) Mr. Cynkus owns less than 1% of outstanding shares. This includes options to purchase 19,200 shares, which are currently exercisable or will become exercisable within 60 days of the date hereof. This excludes options to purchase 7,800 shares that are not currently exercisable and will not become exercisable within 60 days of the date hereof. Also includes 316 shares of 401(k) stock.

(7) Mr. Rollins owns less than 1% of outstanding shares. Includes 36,149 shares of the Company held as Custodian/Guardian for his minor child. This includes options to purchase 29,200 shares, which are currently exercisable or will become exercisable within 60 days of the date hereof. This excludes options to purchase 32,300 shares that are not currently exercisable and will not become exercisable within 60 days of the date hereof. Does not include 10,427* shares of the Company held by his wife. Also includes 4,674 shares of 401(k) stock.

(8) Shares held in trusts as to which more than one officer and/or director are Co-Trustees have been included only once. These shares include shares held by LOR, Inc. and Rollins Holding Company.

* Messrs. R. Randall Rollins, Gary W. Rollins, and Glen Rollins disclaim any beneficial interest in these holdings.

                              ELECTION OF DIRECTORS

         At the Annual Meeting, Messrs. R. Randall Rollins and James B. Williams will be nominated to serve as Class I directors for a term of three years, and until the election and qualification of their successors. Messr. Henry B. Tippie will be nominated to serve as a Class II director for a term of one year, and until the election and qualification of his successor. Messr. Tippie served as a Class I director previously; however, due to New York Stock Exchange guidelines requiring that no class of directors have more than one member more than any other class, he has agreed to stand for election as a Class II director. Three other individuals serve as directors but are not standing for re-election because their terms as directors extend past this Annual Meeting pursuant to provisions of the Company's Bylaws which provide for the election of directors for staggered terms, with each director serving a three year term. Unless authority is withheld, the proxy holders will vote for the election of each nominee named below as directors. Although Management does not contemplate the possibility, in the event any nominee is not a candidate or is unable to serve as director at the time of the election, unless authority is withheld, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill such vacancy.

         The name and age of each of the three nominees, their principal occupations, together with the number of shares of Common Stock beneficially owned, directly or indirectly, by each nominee and the percentage of outstanding shares that ownership represents, all as of the close of business February 26, 2002, (according to information received by the Company) are set out below. Similar information is also provided for those directors whose terms expire in future years.

                                                                                                     Shares             Percent of
                                                                         Service as                of Common            Outstanding
Name                                 Principal Occupation (1)            Director        Age        Stock (2)           Shares
----                                 ------------------------            ----------      ---       ----------           -----------
Class I
(Term Expires 2005)

R. Randall Rollins (3).............  Chairman of the Board  of the       1968 to date     70       13,169,368 (4)          43.7
                                     Company; and Chairman of the
                                     Board and Chief Executive Officer
                                     of RPC, Inc. (oil and gas field
                                     services); and Chairman of the
                                     Board of Marine Products
                                     Corporation (boat manufacturing)

James B. Williams..................  Chairman of the Executive           1978 to date     68           20,000                 *
                                     Committee of SunTrust Banks, Inc.
                                     (bank holding company) since
                                     1998; and Chairman of the Board
                                     and Chief Executive Officer of
                                     SunTrust Banks, Inc. from 1991 to
                                     1998

Class II
(Term Expires 2003)

Gary W. Rollins (3)................  Chief Executive Officer,            1981 to date     57       13,740,584 (6)          45.6
                                     President and Chief Operating
                                     Officer of the Company

                                                                                                     Shares             Percent of
                                                                         Service as                of Common            Outstanding
Name                                 Principal Occupation (1)            Director        Age        Stock (2)           Shares
----                                 ------------------------            ----------      ---       ----------           -----------
Henry B. Tippie....................  Chairman of the Board and Chief     1960 to          75        1,883,100 (5)           6.2
                                     Executive Officer of Tippie         1970; 1974
                                     Services, Inc. (management          to date
                                     services); and Chairman of the
                                     Board of Dover Downs
                                     Entertainment, Inc. (operator of
                                     multi- purpose gaming and
                                     entertainment complex) since
                                     October 1996

Class III
(Term Expires 2004)

Wilton Looney......................  Honorary Chairman of the Board of   1975 to date     82            1,500                 *
                                     Genuine Parts Company (automotive
                                     parts distributor)

Bill J. Dismuke....................  Retired President of Edwards        1984 to date     65              900                 *
                                     Baking Company (manufacturer of
                                     baked pies and pie pieces)

-----------

(1) Except as noted, each of the Directors has held the positions of responsibility set out in this column (but not necessarily his present title) for more than five years. In addition to the directorships listed in this column, the following individuals also serve on the Boards of Directors of the following companies: Henry B. Tippie:
         Safety-Kleen Corporation; James B. Williams: The Coca-Cola Company, Genuine Parts Company, and Georgia-Pacific Corp.; R. Randall Rollins:
         SunTrust Banks, Inc., SunTrust Banks of Georgia, and Dover Downs Entertainment, Inc. All persons named in the above table, other than Bill J. Dismuke, are also directors of RPC, Inc. and Marine Products Corporation.

(2) Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

(3)      R. Randall Rollins and Gary W. Rollins are brothers.

(4) See information contained in footnote (2) to the table appearing in Capital Stock section.

(5) Includes 1,553,100** shares of Common Stock of the Company in four trusts of which he is Co-Trustee and as to which he shares voting and investment power and 10,000 shares in a partnership which he has voting right for 10,000 shares but beneficial partnership interest of 100 shares. Does not include shares of Common Stock of the Company owned by Rollins Holding Company, an interest in which is indirectly held by a trust of which Mr. Tippie is a Co-Trustee but not a beneficiary, and 300** shares held by his wife.

(6) See information contained in footnote (3) to the table appearing in Capital Stock section.

-----------

*        Less than 1% of outstanding shares.

** Mr. Henry B. Tippie disclaims any beneficial interest in these holdings.

            BOARD OF DIRECTORS COMPENSATION, COMMITTEES AND MEETINGS

         During 2001, non-employee Directors received $1,000 for each Board of Directors or committee meeting they attended, plus $10,000 per year, from the Company.

         The Audit Committee of the Board of Directors of the Company consists of Henry B. Tippie, Chairman; Wilton Looney; and James B. Williams. The Audit Committee had three meetings during the year ended December 31, 2001. Its functions are described under the caption, "Report of the Audit Committee." The Compensation Committee of the Board of Directors consists of Wilton Looney, Chairman and James B. Williams. The Compensation Committee had one meeting during the year ended December 31, 2001. The function of the Compensation Committee is to review the base salary of R. Randall Rollins, Chairman of the Company and Gary W. Rollins, Chief Executive Officer and recommend to the Board any changes to insure continued effectiveness. It also administers the Rollins, Inc. 1994 and 1998 Employee Stock Incentive Plans. The Executive Committee of the Board of Directors consists of R. Randall Rollins and Gary W. Rollins. The Executive Committee had two meetings during the year ended December 31, 2001. The function of the Executive Committee is to review the base salary for the Named Executives excluding R. Randall Rollins and Gary W. Rollins and recommend to the Board any changes to insure continued effectiveness and to take all permitted actions of the board in its stead. It also reviews the annual cash incentive compensation package for all the Named Executives. The Chairman and Chief Executive Officer do not participate in the cash incentive plan. The Board of Directors met four times during the year ended December 31, 2001. No Director attended fewer than 75% of the board meetings and meetings of committees on which he served during 2001. The Company does not have a nominating committee of the Board of Directors.

         REPORTS OF THE AUDIT, COMPENSATION AND EXECUTIVE COMMITTEES AND
                                PERFORMANCE GRAPH

         Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate Company filings, including this Proxy Statement, in whole or in part, the following Report of the Audit Committee, Report of the Compensation Committee and Executive Committee on Executive Compensation and Performance Graph shall not be incorporated by reference into any such filings.

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee of the Board of Directors is established pursuant to the Company's Bylaws and the Audit Committee Charter adopted by the Board of Directors on April 25, 2000. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A.

         Each member of the Audit Committee is independent in the judgment of the Company's Board of Directors and as required by the listing standards of the New York Stock Exchange.

         The Audit Committee of the Board of Directors of the Company has reviewed and discussed the consolidated financial statements of the Company and its subsidiaries to be set forth in the Company's 2001 Annual Report to shareholders and at Item 8 of the Company's Annual Report on Form 10-K for the year ended December 31, 2001, with management of the Company and Arthur Andersen LLP, independent public accountants for the Company.

         The Audit Committee has discussed with Arthur Andersen LLP the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended, which includes, among other items, matters relating to the conduct of an audit of the Company's financial statements.

         The Audit Committee has received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with

Audit Committees" and has discussed with Arthur Andersen LLP their independence from the Company.

         Based on the review and discussions with management of the Company and Arthur Andersen LLP referred to above, the Audit Committee has recommended to the Board of Directors that the Company publish the consolidated financial statements of the Company and subsidiaries for the year ended December 31, 2001 in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 and in the Company's 2001 Annual Report to Shareholders.

         It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management and the Company's independent public accountants. In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (ii) the report of the Company's independent auditors with respect to such financial statements.

         Submitted by the members of the Audit Committee of the Board of Directors.

                                                 Audit Committee
                                                 Henry B. Tippie, Chairman
                                                 Wilton Looney
                                                 James B. Williams

          REPORT OF THE COMPENSATION COMMITTEE AND EXECUTIVE COMMITTEE
                            ON EXECUTIVE COMPENSATION

         During fiscal year 2001, the members of the Compensation Committee of the Board of Directors held responsibility for determining the base salary for the Chairman of the Board and the Chief Executive Officer and the stock-based incentive plans for all the Named Executives. The Executive Committee held responsibility for determining the base salary of the Named Executives, excluding the Chairman of the Board and the Chief Executive Officer, as well as the cash incentive plan for all of the Named Executives. The Compensation Committee is comprised of outside directors who are not eligible to participate in the Company's compensation plans and over whose name this report is presented.

         The Company is engaged in a highly competitive industry. The actions of the executive officers have a profound impact on the short-term and long-term profitability of the Company; therefore, the design of the executive officer compensation package is very important. In order to retain key employees, the Company has an executive compensation package that is driven by an increase in shareholder value, the overall performance of the Company, and the individual performance of the executive. The measures of the Company's performance include sales revenue and net income.

         Pursuant to the above compensation philosophy, the three main components of the executive compensation package are base salary, a cash incentive plan, and stock-based incentive plans.

         The factors subjectively used in determining base salary include the recent profit performance of the Company, the magnitude of responsibilities, the scope of the position, individual performance and the pay received by peers in similar positions in the same geographic area. These factors are not used in any specific formula or weighting. The salaries of the Named Executives are reviewed annually. Four Named Executives received raises in 2001 that were based on their individual performances and overall departmental improvements. One did not receive a raise because his current salary was deemed appropriate given the profits of the Company in 2001.

         The annual cash incentive compensation package for the non-Director Named Executives is developed by the Chief Executive Officer of the Company prior to the end of each fiscal year. It is based upon performance objectives for the ensuing fiscal year. The specific performance objectives relate to each executive improving the contribution of his functional area of responsibility to further enhance the earnings of the Company. These performance objectives and incentive package are then reviewed by the Executive Committee and either accepted, amended or modified. All of the Named Executives participating in this Plan earned a bonus during 2001 as a result of improvements in departmental function and progress made toward the Company's strategic objectives. The Chairman of the Board and the Chief Executive Officer do not participate in this cash incentive plan.

         Awards under the Company's Stock Option Plans are purely discretionary, and are not based upon any specific formula and may or may not be granted in any given fiscal year. When considering the grant of stock options, the Compensation Committee gives consideration to the overall performance of the Company and the performance of individual employees. The Chairman of the Board, R. Randall Rollins, and the Chief Executive Officer, Gary W. Rollins, maintain a significant ownership interest in the Company and were, therefore, not considered for grants in 2001 under the 1994 or 1998 Employee Stock Incentive Plan. Grants are made under the Plans and the Plans are administered by non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. During the fiscal year 2001, two non-Director Named Executives were granted 20,000 Incentive Stock Options each. In general, these grants were based upon the scope of the position and the individual performance of each individual.

         The Compensation and Executive Committees currently believe that option grants under the Company's 1998 Employee Stock Incentive Plan will be exempt for purposes of determining the $1 million deductibility limit of Section 162(m) of the Internal Revenue Code of 1986, as amended. As a result, the Committees think it unlikely that any participants in the Company's stock plans will, in the foreseeable future, receive in excess of $1 million in aggregate compensation (the maximum amount for which an employer may claim a compensation deduction pursuant to Section 162(m) unless certain performance related compensation exemptions are met) during any fiscal year, and have therefore determined that since the exemption requirement does not apply, the Company will not change its various compensation plans, or otherwise meet the requirements of such exemption, at this time in order to exempt other types of compensation under
Section 162(m).

CEO COMPENSATION

         The CEO's compensation is determined by the Compensation Committee. R. Randall Rollins was CEO of Rollins, Inc. from January 1, 2001 thru July 23, 2001. For fiscal year 2001, the cash compensation for R. Randall Rollins was $460,463. This represents the total compensation for Mr. Rollins, no portion of which was in performance driven bonuses or stock based incentive plans. Gary W. Rollins was named CEO of Rollins, Inc. effective July 24, 2001. For fiscal year 2001, the cash compensation for Gary W. Rollins was $857,632. This represents the total compensation for Mr. Rollins, no portion of which was in performance driven bonuses or stock based incentive plans. The CEO's compensation is based upon the long-term growth in the Company's net income and shareholder value improvements, as well as the CEO's individual performance. The decision of the Compensation Committee is, however, subjective and is not based upon any specific formula or guidelines. The CEO does not consult with the Compensation Committee when his salary is determined. In 2001, neither the CEO nor any other member of the Compensation Committee or the Executive Committee participated in any Company incentive program.

                                                     Compensation Committee
                                                     Wilton Looney, Chairman
                                                     James B. Williams

                                                     Executive Committee
                                                     R. Randall Rollins
                                                     Gary W. Rollins

                               PERFORMANCE GRAPH

         As part of the executive compensation information presented in this Proxy Statement, the Securities and Exchange Commission requires a five year comparison of the cumulative total stockholder return based on the performance of the stock of the Company as compared with both a broad equity market index and an industry or peer group index. The indices included in the following graph are the S&P 500 Index and the S&P 500 Commercial Services Index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Dollars

                      12/31/96   12/31/97   12/31/98   12/31/99   12/31/00   12/31/01
Rollins                    100     104.27      92.39      80.18     108.63     109.48
S&P 500                    100     133.36     171.47     207.56     188.66     166.24
S&P Comm'l Serv            100     161.90     188.87     142.34     152.93     151.73

                       ASSUMES INITIAL INVESTMENT OF $100
                 *TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS
               NOTE: TOTAL RETURNS BASED ON MARKET CAPITALIZATION

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The following directors serve on the Company's Compensation Committee:
Wilton Looney and James B. Williams. Neither of these individuals are employees of the Company. The following directors serve on the Company's Executive
Committee: R. Randall Rollins and Gary W. Rollins. Both of these individuals are employees of the Company. R. Randall Rollins and Gary W. Rollins serve on the Executive Committee of RPC, Inc. and Marine Products Corporation. These Committees make certain decisions with respect to the compensation of the executive officers of those companies. Except as set forth in the previous sentence, no executive officer of the Company serves on a Compensation Committee of another company. R. Randall Rollins, an executive of the Company, serves on the Board of Directors of both SunTrust Banks, Inc. and SunTrust Banks of Georgia, a subsidiary of SunTrust Banks, Inc. Mr. Williams is the Chairman of the Executive Committee of SunTrust Banks, Inc. Mr. Rollins is not on the Compensation Committee of either SunTrust Banks of Georgia or SunTrust Banks, Inc. Rollins, Inc. maintains a significant banking relationship with SunTrust Banks of Georgia. All banking services provided by SunTrust Banks of Georgia are priced at market-competitive rates.

                             EXECUTIVE COMPENSATION

         Shown below is information concerning the annual and long-term compensation for services in all capacities to the Company for the calendar years ended December 31, 2001, 2000, and 1999, of those persons who were, at December 31, 2001 (i) the chief executive officer and (ii) the other most highly compensated executive officers of the Company whose total annual compensation exceeded $100,000 (the "Named Executives"):

                           SUMMARY COMPENSATION TABLE


                                                                                Long-Term Compensation
                                                                                         Awards
                                                                        ---------------------------------------
                                            Annual Compensation         Restricted     Securities                      All Other
                                        --------------------------        Stock       Underlying        LTIP        Compensation
Name and Principal Position             Year     Salary    Bonus        Awards (2)     Options (#)     Payouts            (1)
---------------------------             ----   ---------  --------      ----------     -----------     --------      ------------
R. Randall Rollins................      2001   $ 460,463     $-           -               -              -                $2,500
Chairman of the Board                   2000     458,878     -            -               -              -                 2,550
                                        1999     461,045     -            -               -              -                 2,400

Gary W. Rollins...................      2001   $ 857,632     $-           -               -              -                $2,400
Chief Executive Officer,                2000     797,632     -            -               -              -                 2,550
   President & Chief Operating          1999     798,572     -            -               -              -                 2,400
   Officer

Michael W. Knottek.............         2001   $ 224,016  $90,400         -            20,000            -                $2,550
Vice President and Secretary            2000     212,516   63,072         -            15,000            -                 2,550
                                        1999     200,708   95,500         -            32,000            -                 2,400

Harry J. Cynkus...................      2001   $ 184,533  $76,120         -               -              -                $2,550
Chief Financial Officer and             2000     173,000   48,440         -               -              -                 2,550
   Treasurer                            1999     170,333   77,407         -            12,000            -                22,540

Glen Rollins (3)..................      2001   $ 202,893  $69,374         -            20,000            -                $2,550
Executive Vice President

-----------
(1) Except for $20,140 for relocation expenses paid to Harry J. Cynkus in 1999, the amounts shown in this column represent the Company match for the Named Executives under the Rollins 401(k) Plan ("401(k) Plan), a qualified retirement plan adopted by the Company on October 1, 1983 and designed to meet the requirements of Section 401(k) of the Internal Revenue Code. The 401(k) Plan provides for a matching contribution (made in the form of Common Stock of the Company) of thirty cents ($.30) for each one dollar ($1.00) of a participant's contributions to the 401(k) Plan that do not exceed 5 percent of his or her annual compensation (which includes commissions, overtime and bonuses). A participant's voluntary pre-tax salary deferrals made under the 401(k) Plan are in lieu of payment of compensation to the participant.

(2) At December 31, 2001, Mr. Glen Rollins held 5,000 shares of Performance Restricted Stock Incentives, issued to him in 1998, valued at $100,000 based on the closing price as of December 31, 2001 of $20.00 per share.

(3) Mr. Glen Rollins became an Executive Officer of Rollins, Inc. in 2001 and therefore the compensation information regarding Mr. Glen Rollins in the above table only reflects 2001 data.

                      OPTION/SAR GRANTS IN FISCAL YEAR 2001

         During 2001, the Named Executives set forth below received stock options. No stock options were granted to the other Named Executives. Also, no Named Executive received any Stock Appreciation Rights during 2001.

                                                               Individual Grants
                                                          ---------------------------
                                                          Percent of                                         Potential Realizable
                                                            Total                                            Value at Annual Rates
                                                           Options                                              Of Stock Price
                                        Number of         Granted to                                        Appreciation for Option
                                        Securities        Employees      Exercise or                               Term (2)
                                        Underlying        in Fiscal          Base          Expiration      ------------------------
Name                                  Options Granted       Year         Price ($/Sh)        Date            5% ($)        10% ($)
----                                  ---------------     ----------     ------------      ----------      ---------      ---------
Michael W. Knottek.................      20,000(1)          11.6%           $18.25          1/23/11        $229,547       $581,716
Glen Rollins.......................      20,000(1)          11.6%           $18.25          1/23/11        $229,547       $581,716

-----------

(1) These Incentive Stock Options were granted on January 23, 2001 at an exercise price of $18.25 per share, the market price on the date of grant. These options vest and become exercisable 20% each year over 5 years and expire after 10 years.

(2) These amounts, based on assumed appreciation rates of 5% and 10% prescribed by the Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Company's stock price. These numbers do not take into account certain provisions of options providing for termination of the option following termination of employment, nontransferability, or phased-in vesting. The Company did not use an alternative formula for a grant date valuation as it is not aware of any formula that will determine with reasonable accuracy a present value based on future unknown or volatile factors. Future compensation resulting from option grants is based solely on the performance of the Company's stock price.

               AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 2001
                         AND YEAR-END OPTION/SAR VALUES

                                                                                         Number of
                                                                                         Securities               Value of
                                                                                         Underlying              Unexercised
                                                                                        Unexercised             In-the-Money
                                                                                       Options/SAR's            Options/SAR's
                                                                                       At FY-End (#)          At FY-End ($) (1)
                                            Shares Acquired            Value            Exercisable/            Exercisable/
Name                                        On Exercise (#)        Realized ($)        Unexercisable            Unexercisable
----                                        ---------------        ------------        -------------            -------------
R. Randall Rollins......................           -                    $-                  -/-                     $-/$-
Gary W. Rollins.........................           -                     -                  -/-                      -/-
Michael W. Knottek......................           -                     -             39,800/67,200            70,450/173,800
Harry J. Cynkus.........................           -                     -             13,800/13,200            20,513/28,425
Glen Rollins............................           -                     -             18,520/42,980            27,853/75,023

(1) Based on the closing price of the Company's Common Stock on the New York Stock Exchange on December 31, 2001 of $20.00 per share.


                                  BENEFIT PLANS

         The Rollins, Inc. Retirement Income Plan is a trusteed defined benefit pension plan. The amounts shown on the following table are those annual benefits payable for life on retirement at age 65. The amounts computed in the following table assume: (a) that the participant remains in the service of the Company until his normal retirement date at age 65; (b) that the participant's earnings continue at the same rate as paid in the year ended December 31, 2001 during the remainder of his service until age 65; (c) that the normal form of benefit is a single-life annuity; and (d) that the Plan continues without substantial modification.

                               PENSION PLAN TABLE

                                                Years of Service
                    ------------------------------------------------------------------------------
Renumeration             15           20           25            30           35           40
------------        ------------ ------------ ------------- ------------ ------------ ------------
$ 100,000..........   $ 18,000     $ 24,000     $ 30,000      $ 36,000     $ 42,000     $ 42,000
  200,000..........     36,000       48,000       60,000        72,000       84,000       84,000
  300,000..........     54,000       72,000       90,000       108,000      126,000      126,000
  400,000..........     72,000       96,000      120,000       144,000      168,000      168,000
  500,000..........     90,000      120,000      150,000       180,000      210,000      210,000
  600,000..........    108,000      144,000      180,000       216,000      252,000      252,000
  700,000..........    126,000      168,000      210,000       252,000      294,000      294,000
  800,000..........    144,000      192,000      240,000       288,000      336,000      336,000
  900,000..........    162,000      216,000      270,000       324,000      378,000      378,000
1,000,000..........    180,000      240,000      300,000       360,000      420,000      420,000

         The above table does not reflect the Plans offset for Social Security average earnings, the maximum limit on compensation under Section 401(a)(17) of the Internal Revenue Code of 1986 as amended (the "Code"), or the maximum benefit limitations under Section 415 of the Code. The compensation for the Named Executives is identical to the compensation reflected in the Summary Compensation Table under the two columns titled "Salary" and "Bonus".

       Retirement income benefits are based on the average of the employee's compensation from the Company for the five consecutive complete calendar years of highest compensation during the last ten consecutive complete calendar years ("final average compensation") immediately preceding the employee's retirement date or, if earlier, the date of his termination of employment. All full-time corporate employees of the Company and its subsidiaries (other than employees subject to collective bargaining agreements) hired prior to January 1, 2002 are eligible to participate in the Retirement Income Plan after completing one year of service as an employee. The benefit formula is 1.2% of final average compensation less 0.6% of final average FICA earnings multiplied by years of service (maximum 35 years). In addition, a plan participant will not get less than his December 31, 2001 accrued benefit multiplied by a fraction where the numerator is the final average compensation at termination from employment and the denominator is final average compensation at December 31, 2001. The Plan also provides reduced early retirement benefits under certain conditions. In accordance with the Code, the maximum annual benefit that could be payable to a Retirement Income Plan beneficiary in 2002 is $160,000. However, this limitation does not affect previously accrued benefits of those individuals who became entitled to benefits in excess of $160,000 prior to the effective date of applicable provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Tax Reform Act of 1986. In accordance with the Code (as amended by the Economic Growth and Tax Relief Reconciliation Act of 2001), the maximum compensation recognized by the Retirement Income Plan is $200,000 in 2002. Retirement benefits accrued at the end of any calendar year will not be reduced by any subsequent changes in the maximum compensation limit, and for benefit calculation purposes, the compensation limit in effect for years prior to 2002 will not reflect the Economic Growth and Tax Relief Reconciliation Act of 2001 increase in such limit.

         The current credited years of service for the Named Executives, each of whom is a participant in the Plan, are: R. Randall Rollins, 18 years; Gary W. Rollins, 35 years; Michael W. Knottek, 4 years; Harry J. Cynkus, 3 years; and Glen Rollins, 12 years.

       Effective October 1, 1983, the Company adopted a qualified retirement plan designed to meet the requirements of Section 401(k) of the Code ("401(k) Plan"). The only form of benefit payment under the 401(k) Plan is a single lump-sum payment equal to the vested balance in the participant's account on the date the distribution is processed. Under the 401(k) Plan, the full amount of a participant's vested benefit is payable upon his termination of employment, attainment of age 59 1/2 (with respect to pre-tax deferrals only), retirement, total and permanent disability, or death. Amounts contributed by the Company to the accounts of Named Executives for 2001 under this plan are reported in the "All Other Compensation" column of the Summary Compensation Table on Page 10.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Arthur Andersen LLP served as the Company's auditors for the fiscal year ended December 31, 2001. In addition to performing the audit of the Company's consolidated financial statements, Arthur Andersen provided various other services during 2001. The aggregate fees billed for 2001 for each of the following categories of services are set forth below:

         Audit and quarterly reviews..................................$126,100
         Financial information systems design and implementation............$0
         All other services............................................$96,300

         All other services include tax planning, review of tax returns of the Company, audits of the Company's employee benefit plans. For the year ended December 31, 2001, the Company's Audit Committee has considered whether the provision of non-audit services is compatible with maintaining auditor independence.

         As is its policy, upon the recommendation of the Audit Committee, the Board of Directors shall select a firm of certified public accountants for 2002. It is anticipated that a representative of Arthur Andersen LLP will be present at the Annual Meeting to answer questions and make a statement should such representative so desire.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Company has completed a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company by all directors, officers and greater than 10 percent stockholders subject to the provisions of Section 16 of the Securities Exchange Act of 1934. In addition, the Company has a written representation from all directors, officers and greater than 10 percent stockholders from whom no Form 5 was received, indicating that no Form 5 filing was required. Based solely on this review, the Company believes that all filing requirements of such persons under Section 16 for the fiscal year ended December 31, 2001 were timely satisfied.
                              STOCKHOLDER PROPOSALS

         Appropriate proposals of stockholders intended to be presented at the Company's 2003 Annual Meeting of the Stockholders, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by the Company by November 18, 2002 for inclusion in its proxy statement and form of proxy relating to that meeting. With respect to the Company's annual meeting of the stockholders to be held in 2003, all stockholder proposals submitted outside the stockholder proposal rules contained in Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, which pertains to the inclusion of stockholder proposals in a Company's proxy materials, must be received by the Company by February 1, 2003, in order to be considered timely. With regard to such stockholder proposals, if the date of the next annual meeting of stockholders is advanced or delayed more than 30 calendar days from April 23, 2003, the Company will, in a timely manner, inform its stockholders of the change and of the date by which such proposals must be received.

                                  MISCELLANEOUS

         The Company's Annual Report on Form 10-K for the calendar year ended December 31, 2001 is being mailed to stockholders with this proxy statement.

         Management knows of no business other than the matters set forth herein which will be presented at the meeting. Inasmuch as matters not known at this time may come before the meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the meeting; and it is the intention of the persons named in the proxy to vote in accordance with their best judgment on such matters.

                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      [SIG]

                                      Michael W. Knottek, Secretary

Atlanta, Georgia
March 18, 2002

                                                                     APPENDIX A

                                  ROLLINS INC.
                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

PURPOSE

         The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") to assist the Board in fulfilling its oversight responsibilities. The Committee's primary purpose is to monitor the integrity of the Company's financial reporting process, including (by overseeing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof) the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements. The Committee will monitor the independence and the performance of the Company's independent auditors.

         In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. The Committee is authorized to retain outside counsel, auditors or other experts and professionals for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

MEMBERSHIP

         The Committee shall be comprised of not less than three members of the Board, and the Committee's composition shall meet all requirements of the Audit Committee policy of the New York Stock Exchange.

         Accordingly, all of the members must be directors:

         - Who are free from any relationship to the Company that in the opinion of the Board would interfere with the exercise of their independent judgement;

         - Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee must have accounting or related financial management expertise.

KEY RESPONSIBILITIES

         The Committee's job is one of oversight. Consequently, in discharging its oversight responsibilities, the Committee is not providing any expertise or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

         The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. This list shall not be construed as being an all encompassing listing of the Committee's duties. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate under the circumstances.

         - The Committee shall review with management and the outside Company's auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61. The management review shall include consultation with the

            Company's counsel relative to legal matters that could have a significant impact on the Company's financial statements.

         - As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's Quarterly Reports on Form 10-Q to be filed with the Commission and the matters required to be discussed by SAS No. 61. Such review shall occur prior to the filing of the Company's Quarterly Reports on Form 10-Q.

- The Committee shall discuss with Management and the outside auditors the quality and adequacy of the Company's internal controls.

-  The Committee shall:

         - Request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1;

         - Discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

         - Recommend that the Board take appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence.

- The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

-  The Committee shall review the adequacy of this Charter on an annual basis.

PROXY

                                  ROLLINS, INC.
           Proxy Solicited by the Board of Directors of Rollins, Inc.
     for Annual Meeting of Stockholders, Tuesday, April 23, 2002, 9:40 A.M.

         The undersigned hereby constitutes and appoints GARY W. ROLLINS and R. RANDALL ROLLINS, and each of them, jointly and severally, proxies, with full power of substitution, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 23, 2002, at 9:40 A.M. at 2170 Piedmont Road, NE, Atlanta, Georgia, or any adjournment thereof.
         The undersigned acknowledges receipt of Notice of the Annual Meeting and Proxy Statement, each dated March 18, 2002, grants authority to said proxies, or either of them, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting and hereby ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the undersigned's name, place or stead. The undersigned instructs said proxies, or either of them, to vote as follows:

1.  |_|    FOR R. Randall Rollins and James B. Williams                          |_|  WITHHOLD authority to vote for the
    as Class I Directors, and FOR Henry B. Tippie                                election of all Class I and II nominees
    as Class II Director,  except as set forth below

    (INSTRUCTIONS:  To refrain from voting for any individual nominee, write that nominee's name on the line provided below:

    --------------------------------------------------------------------------------------------------------------------

2.  ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                                     (over)

                                  ROLLINS, INC.

                           (continued from other side)


ALL PROXIES SIGNED AND RETURNED WILL BE VOTED OR NOT VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, BUT THOSE WITH NO CHOICE WILL BE VOTED FOR ELECTION OF THE BOARD OF DIRECTORS' NOMINEES FOR DIRECTOR. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.


                                                     PROXY
                                   Please sign below, date and return promptly.

                                   --------------------------------------------

                                   --------------------------------------------
                                                   Signature

                                   Dated:--------------------------------------

                                   (Signature should conform to name and title stenciled hereon. Executors, administrators, trustees, guardians and attorneys should add their title upon signing.)


NO POSTAGE REQUIRED IF THIS PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES.